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                                                                    EXHIBIT 2.11

                                 AMENDMENT NO. 1
                                     TO THE
                               PURCHASE AGREEMENT
                                     BETWEEN
                         AMERICAN MUTUAL HOLDING COMPANY
                                       AND
                           AMERUS LIFE HOLDINGS, INC.


THIS AMENDMENT NO. 1 ("Amendment") is made as of this 3rd day of April, 2000, to the Purchase Agreement dated February 18, 2000, by and between American Mutual Holding Company, an Iowa mutual insurance holding company ("AMHC"), and AmerUs Life Holdings, Inc., an Iowa corporation ("AMH") ("the Purchase Agreement").

                                    RECITALS

WHEREAS, the respective Boards of Directors of AMHC and AMH have approved of the Purchase Agreement and this Amendment whereby AMH grants AMHC the right and option to cause AMH to purchase 105.96 shares of non-voting common stock of the Indianapolis Life Group of Companies, Inc. ("ILGC Stock") held by AMHC;

WHEREAS, AMHC desires to sell and AMH is willing to purchase the ILGC Stock pursuant to the Purchase Agreement at any time;

WHEREAS, the parties desire to amend the Purchase Agreement to provide for the purchase of the ILGC Stock at any time.

NOW, THEREFORE, the parties agree as follows:

1.   The fourth "Whereas" recital shall be deleted in its entirety.

2. The phrase "upon the occurrence of a Trigger Event" in Section 1.1 of the Agreement shall be deleted and replaced with "at any time".

3. The phrase "on or after the occurrence of a Trigger Event" in Section 1.2 of the Agreement shall be deleted.

4. The phrase "On or before the 30th day (or on the Plan Effective Date (as defined in the Plan), in the case of a Five-Day Notice Trigger Event)" in
Section 1.3 of the Agreement shall be deleted and replaced with "On the earlier of (i) the date of purchase of the ILGCO Stock by AMH or (ii) on or before the 30th day".

5. The phrase "Until the Closing Date" in Section 3.1 of the Agreement shall be deleted and replaced with "until the date of purchase".
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6.   Except as set forth herein, the Agreement remains in full force and effect and unmodified.

7. Capitalized terms used but not defined herein shall have the meanings given such terms in the Purchase Agreement.

     IN WITNESS WHEREOF, each of AMH and AMHC has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                    AMERICAN MUTUAL HOLDING
                                    COMPANY


                                    By:  s/ Roger K. Brooks
                                         ----------------------------------
                                         Name:  Roger K. Brooks
                                         Title: President and Chief Executive
                                                Officer

                                    AMERUS LIFE HOLDINGS, INC.


                                    By:  s/ Michael G. Fraizer
                                         ----------------------------------
                                         Name:  Michael G. Fraizer
                                         Title: ExecutiveVice President and
                                                Chief Financial
                                                Officer